Exhibit 99.1

PRESS RELEASE

Level 3 Completes Offering of $900 Million Aggregate Principal Amount of Senior Notes due 2024

BROOMFIELD, Colo., November 13, 2015 — Level 3 Communications, Inc. (NYSE: LVLT) today announced that Level 3 Financing, Inc., its wholly owned subsidiary (“Level 3 Financing”), has completed its previously announced offering of $900 million aggregate principal amount of its 5.375% Senior Notes due 2024 (the “Notes”) in a private offering to “qualified institutional buyers”, as defined in Rule 144A under the Securities Act of 1933, as amended, and non-U.S. persons outside the United States under Regulation S under the Securities Act of 1933, as amended.

The Notes were priced to investors at 100 percent of their principal amount and will mature on January 15, 2024. Level 3 Financing’s obligations under the Notes will be fully and unconditionally guaranteed on an unsecured basis by Level 3 Communications, Inc. The net proceeds from the offering, together with cash on hand, will be used to redeem all of Level 3 Financing’s outstanding 8.625% Senior Notes due 2020 (the “8.625% Senior Notes”), including accrued interest, applicable premiums and expenses.

Today, an irrevocable notice of redemption was distributed to holders of Level 3 Financing’s 8.625% Senior Notes. The redemption of the outstanding aggregate principal amount of all of the 8.625% Senior Notes is scheduled to occur on December 13, 2015.

The Notes are not registered under the Securities Act of 1933 or any state securities laws, and unless so registered, may not be offered or sold except pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

About Level 3 Communications

Level 3 Communications, Inc. (NYSE: LVLT) is a Fortune 500 company that provides local, national and global communications services to enterprise, government and carrier customers. Level 3’s comprehensive portfolio of secure, managed solutions includes fiber and infrastructure solutions; IP-based voice and data communications; wide-area Ethernet services; video and content distribution; data center and cloud-based solutions. Level 3 serves customers in more than 500 markets in over 60 countries across a global services platform anchored by owned fiber networks on three continents and connected by extensive undersea facilities.

© Level 3 Communications, LLC. All Rights Reserved. Level 3, Level 3 Communications, Level (3) and the Level 3 Logo are either registered service marks or service marks of Level 3 Communications, LLC and/or one of its Affiliates in the United States and/or other countries. Any other service names, product names, company names or logos included herein are the trademarks or service marks of their respective owners. Level 3 services are provided by subsidiaries of Level 3 Communications, Inc.

Forward-Looking Statement

Some statements made in this press release are forward-looking in nature and are based on management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. Important factors that could prevent

Level 3 from achieving its stated goals include, but are not limited to, the company’s ability to: successfully integrate the tw telecom acquisition; manage risks associated with continued uncertainty in the global economy; increase revenue from its services to realize its targets for financial and operating performance; maintain and increase traffic on its network; develop and maintain effective business support systems; manage system and network failures or disruptions; avert the breach of its network and computer system security measures; develop new services that meet customer demands and generate acceptable margins; manage the future expansion or adaptation of its network to remain competitive; defend intellectual property and proprietary rights; manage continued or accelerated decreases in market pricing for communications services; obtain capacity for its network from other providers and interconnect its network with other networks on favorable terms; attract and retain qualified management and other personnel; successfully integrate future acquisitions; effectively manage political, legal, regulatory, foreign currency and other risks it is exposed to due to its substantial international operations; mitigate its exposure to contingent liabilities; and meet all of the terms and conditions of its debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements in this press release should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact Information

Media:	Investors:
D. Nikki Wheeler	Mark Stoutenberg
+ 1 303-842-5150	+1 720-888-2518
nikki.wheeler@level3.com	mark.stoutenberg@level3.com